UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2024
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2024, Thermon Group Holdings, Inc. (the “Company”) received notice from Kevin Fox of his intent to step down as Senior Vice President and Chief Financial Officer, effective April 12, 2024. Mr. Fox is resigning to pursue a new professional opportunity and not as a result of any disagreement with the Company on any matters related to the Company’s financial or accounting operations, policies, or practices.

The Company has commenced a search to consider both internal and external candidates for the Chief Financial Officer role. In the interim, Greg Lucas, the Company’s Vice President and Corporate Controller, will serve as the Company’s principal financial officer and principal accounting officer, effective April 12, 2024.

Mr. Lucas, age 48, has served as the Company’s Corporate Controller since 2021, in which capacity he manages the Company’s accounting and financial reporting organization. Prior to joining the Company, Mr. Lucas was the Assistant Corporate Controller for BNSF Railway Company from 2019 to 2020, a leading freight transportation company. From 2017 to 2019, Mr. Lucas was the Controller of a region of Intertek Group plc, a global quality assurance provider. Prior to joining Intertek, Mr. Lucas served for seven (7) years in various roles of increasing responsibility at L'Air Liquide S.A., a global leader in gases, technologies and services for industry and healthcare. Mr. Lucas is a certified public accountant and holds a B.B.A. from East Texas Baptist University and an M.B.A. from Texas A&M University.

Mr. Lucas has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Lucas and any director or executive officer of the Company.

In connection with his assumption of these duties, the Human Capital and Compensation Committee of the board of directors of the Company approved an award of restricted stock units to Mr. Lucas with an aggregate grant date fair value of $100,000, to vest in three annual installments based on Mr. Lucas’ continued service, and a monthly stipend of $15,000 per month until the appointment of a permanent principal financial officer of the Company.

Item 7.01	Regulation FD Disclosure.
On April 3, 2024, the Company issued a press release announcing the resignation of Mr. Fox and appointment of Mr. Lucas as the Company’s principal financial officer and principal accounting officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated April 3, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2024	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Ryan Tarkington
Ryan Tarkington
Senior Vice President, General Counsel & Corporate Secretary